UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 1, 2016

Commission File Number:  001-34269

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 432-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits

SIGNATURES

INDEX TO EXHIBITS

Press Release

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2016, Sharps Compliance Corp. (the “Company”), through its wholly owned subsidiary, Sharps Compliance, Inc., a Texas corporation, entered into an Agreement for Purchase and Sale of LLC Units (the “Agreement”) for the acquisition by the Company of Citiwaste, LLC, a New York limited liability corporation and sole proprietorship (“Citiwaste”). The disclosure set forth in Item 2.01 below, which provides further information regarding the Agreement, is hereby incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2016, the Company acquired all of the issued and outstanding membership interests of Citiwaste (the “Acquisition”) pursuant to the terms of the Agreement. Citiwaste is in the business of medical, pharmaceutical and hazardous waste management primarily in the healthcare industry. The purchase price consists of $7 million in cash and 456,760 shares of common stock of the Company (the “Common Stock Consideration”), which constitutes approximately 3.0% of the total outstanding shares of common stock of the Company, for a total consideration of $9 million.  The issuance of the Common Stock Consideration was not registered under the Securities Act of 1933, as amended, and was issued pursuant to an exemption from the registration requirements thereunder.  The Company will hold 182,704 shares of the Common Stock Consideration in escrow for a one-year period to cover the indemnification obligations of the sellers under the Agreement.

The Agreement contains customary representations, warranties, covenants, and indemnification obligations.  There are no material relationships between the Company (or any of its affiliates, directors or officers), on the one hand, and the sellers, on the other hand, other than in respect of the Agreement. The Acquisition was funded from $4 million in cash on hand, a $3 million draw down from the Credit Agreement (as defined below), and the Common Stock Consideration.

The foregoing description of the Agreement and Acquisition is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2016, the Company borrowed $3,000,000 under the acquisition portion of its credit agreement entered into on April 9, 2015 and amended June 20, 2016 (the “Credit Agreement”). Advances under the acquisition portion of the Credit Agreement, which are limited to 75% of the purchase price of an acquired company, will convert to a five-year term note which bears interest at WSJ Prime plus 0.25% which is currently 3.75%.  Principal and interest are payable monthly.

Item 8.01.	Other Events

On July 6, 2016, the Company issued a press release announcing the Company’s entry into the Agreement and the consummation of the transactions contemplated under the Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto.  The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release, which is attached hereto as Exhibit 99.1 and hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

a)	Financial Statements of Business Acquired. The financial statements required by Item 9.01(a) for Form 8-K will be filed by amendment on or prior to September 14, 2016.

b)	Pro forma financial information. The unaudited pro forma condensed financial information required by Item 9.01(b) of Form 8-K will be filed by amendment on or prior to September 14, 2016.

c)	Exhibit	Description

	Exhibit 10.1	Agreement for Purchase and Sale of LLC Units, by and between Sharps Compliance, Inc. and Citiwaste, LLC.

	Exhibit 99.1	Press Release, dated July 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: July 6, 2016	Sharps Compliance Inc.
By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Agreement for Purchase and Sale of LLC Units of Citiwaste, LLC by Sharps Compliance, Inc.

Exhibit 99.1	Press Release, dated July 6, 2016.